Exhibit 32.1

AMERICAN AIRLINES GROUP INC.
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of American Airlines Group Inc., a Delaware corporation (the Company), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2013 (the Form 10-K) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2014	/s/ W. Douglas Parker
W. Douglas Parker
Chief Executive Officer

Date: February 27, 2014	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.